   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2002



                                                      REGISTRATION NO. 333-77028

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933




                                   RPM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                       OHIO                                             34-6550857
          (State or Other Jurisdiction of                            (I.R.S. Employer
          Incorporation or Organization)                            Identification No.)

                                  P.O. BOX 777
                                2628 PEARL ROAD
                               MEDINA, OHIO 44258
                                 (330) 273-5090
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

              P. KELLY TOMPKINS, ESQ.                                    COPY TO:
   VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY                   EDWARD W. MOORE, ESQ.
                     RPM, INC.                                 CALFEE, HALTER & GRISWOLD LLP
                   P.O. BOX 777                               1400 MCDONALD INVESTMENT CENTER
                  2628 PEARL ROAD                                   800 SUPERIOR AVENUE
                MEDINA, OHIO 44258                              CLEVELAND, OHIO 44114-2688
                  (330) 273-5090                                      (216) 622-8200

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT THAT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2002


PROSPECTUS

                                   [RPM LOGO]

                                DEBT SECURITIES
                                 COMMON SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                             ---------------------

     We may offer and sell the securities listed above with an aggregate offering price of up to $300 million in connection with this prospectus. We will provide the specific terms of these securities in one or more supplements accompanying this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

     Our common shares are quoted on the New York Stock Exchange under the symbol "RPM." The applicable prospectus supplement will contain information, where applicable, as to any other listing on any securities exchange of the securities covered by the prospectus supplement.

     We may sell the securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement relating to those securities. The net proceeds we expect to receive from such sale also will be set forth in the prospectus supplement.

     This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED BY THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2002.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may offer common shares, debt securities, warrants stock purchase contracts, stock purchase units or any combination of these securities, either separately or in units, in one or more offerings up to a total dollar amount of $300 million. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

                                  THE COMPANY

     RPM, Inc. is a global leader in the protective coatings industry for both industrial and consumer applications. As of May 31, 2001, we marketed our products in approximately 130 countries and operated manufacturing facilities in 62 locations in the United States, Argentina, Belgium, Brazil, Canada, China, Colombia, Germany, Italy, Malaysia, Mexico, New Zealand, The Netherlands, Poland, South Africa, the United Arab Emirates and the United Kingdom.

     Our industrial operating companies manufacture and market coatings for various industrial applications including waterproofing, general maintenance, flooring systems and coatings, corrosion control and other specialty chemical applications. Our industrial products represented approximately 55% of our sales for the fiscal year ended May 31, 2001. For consumer applications, we manufacture do-it-yourself products for home maintenance, automotive repair, marine applications and hobby and leisure items. Our consumer do-it-yourself products are marketed through thousands of mass merchandise, home center and hardware stores throughout North America. Our consumer products represented approximately 45% of our sales for the fiscal year ended May 31, 2001.

     When we refer to "RPM," "our company," "we," "our" and "us" in this prospectus under the headings "The Company" and "Use of Proceeds," we mean RPM, Inc. and its subsidiaries. When we use these terms in other places in this prospectus, we refer only to RPM, Inc. unless the context indicates that we mean something else.

     Our principal executive offices are at 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258, and our telephone number is (330) 273-5090.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

     We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 that we file with the SEC after the date of the initial filing of the registration statement and prior to the time we sell all of the securities offered by this prospectus:

     - Our Annual Report on Form 10-K for the fiscal year ended May 31, 2001;

     - Our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2001 and November 30, 2001;

     - Our Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed on August 29, 2001;

     - The description of our common shares contained in our registration statement on Form 8-A, dated June 2, 1998, and any amendments and reports filed for the purpose of updating that description; and

     - The description of the rights to purchase our common shares contained in our registration statement on Form 8-A dated, May 11, 1999.

     The information in this prospectus about RPM is not comprehensive and you should also read the information in the documents incorporated by reference into this prospectus. Information that we file later with the SEC and that is incorporated by reference into this prospectus will automatically update and supersede information in this prospectus.

     You may request a copy of any or all of the documents incorporated by reference in this prospectus at no cost, by writing to or telephoning us at the following address:

    Secretary
     RPM, Inc.
     P.O. Box 777
     2628 Pearl Road
     Medina, Ohio 44258
     (330) 273-5090

     You should rely only on the information included or incorporated by reference in this prospectus or the prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if we also deliver a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the dates on the front of those documents. Information on our web site is not a part of this prospectus or a prospectus supplement.

                  CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents that are and will be incorporated by reference into this prospectus, contain forward-looking statements regarding our plans, expectations, estimates and beliefs. Forward-looking statements in this prospectus are typically identified by words such as "believes," "anticipates," "estimates," "expects," "intends," "will," "may" and other similar expressions. These forward-looking statements may include, among other things, projections of our future financial performance, our anticipated growth and anticipated trends in our businesses. These statements are only predictions, based on our current expectations about future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements or that predictions or current expectations will be accurate. These forward-looking statements involve risks and uncertainties, and our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements. The important factors that could cause our results to differ include those discussed under the section entitled "Forward-Looking Statements" in "Management's Discussion and Analysis" in our 2001 Annual Report to Shareholders and similar sections in the other documents incorporated into this prospectus by reference. We encourage you to read these sections carefully. We do not undertake any responsibility to update information in this prospectus or incorporated by reference into this prospectus if any forward-looking statement later turns out to be inaccurate.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                        SIX MONTHS
                                           ENDED                 YEAR ENDED MAY 31,
                                       NOVEMBER 30,       --------------------------------
                                          2001(1)         2001   2000   1999   1998   1997
                                    -------------------   ----   ----   ----   ----   ----
Ratio of earnings to fixed
  charges.........................         4.25           2.33   2.19   4.75   4.37   4.58

---------------

(1) RPM adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective June 1, 2001, which resulted in a reduction of amortization expense for the six months ended November 30, 2001 by approximately $11 million. Had RPM not adopted the required accounting change, the ratio of earnings to fixed charges would have been 3.86 for the six months ended November 30, 2001.

     For purposes of calculating the ratios, fixed charges consist of interest expense, amortized expenses related to debt and estimated interest portion of operating leases. The ratio of earnings to fixed charges is calculated as follows:

                 (income before income taxes) + (fixed charges)
              ---------------------------------------------------
                                (fixed charges)

                                USE OF PROCEEDS

     We will use the net proceeds from the sale of the securities for our general corporate purposes, which may include repaying indebtedness, funding future acquisitions of other assets and companies, and making additions to our working capital, or for any other purpose we describe in the applicable prospectus supplement.

                        DESCRIPTION OF OUR COMMON SHARES

     Our authorized capital stock consists of 200,000,000 common shares, without par value. As of January 10, 2002, there were 102,442,951 common shares outstanding, net of treasury shares, held by approximately 40,739 shareholders of record. The holders of common shares are entitled to one vote per share on all matters to be voted upon by shareholders, except that shareholders have the right to cumulate their votes for the election of directors as permitted by Ohio law. Holders of common shares are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of outstanding preferred shares, if any. The holders of common shares have no preemptive or similar rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common shares. All outstanding common shares are legally issued, fully paid and nonassessable.

  RIGHTS PLAN

  Rights

     Our board of directors has declared a dividend of one right for each outstanding common share. Rights have been issued in connection with each outstanding common share; and rights will be issued in connection with common shares issued subsequently until the distribution date, and, in certain circumstances, for common shares issued after the distribution date referred to below. Each right, when it becomes exercisable as described below, will entitle the registered holder to purchase from us one-tenth of a common share at a price of $7.00 or $70.00 per whole share, subject to adjustment in certain circumstances. The description and terms of the rights are set forth in a rights agreement between us and the rights agent named therein. The rights will not be exercisable until the distribution date and will expire on the tenth annual anniversary of the rights agreement, unless earlier redeemed by us. Until a right is exercised, the holder, as such, will have no rights as a shareholder, including the right to vote or to receive dividends.

  Distribution Date

     Under the rights agreement, the "distribution date" is the earlier of:

          (1) such time as we learn that a person or group, including any affiliate or associate of such person or group, has acquired, or has obtained the right to acquire, beneficial ownership of more than 15% of our outstanding voting securities (such person or group being an "acquiring person"), unless provisions preventing accidental triggering of the distribution of the rights apply, and

          (2) the close of business on such date, if any, as may be designated by our board of directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for more than 15% or more of the outstanding shares of voting securities.

  Triggering Event and Effect of Triggering Event

     When there is an acquiring person, the rights will entitle each holder, other than such acquiring person, of a right to purchase, at the purchase price, that number of common shares that at the time of such event would have a market value of twice the purchase price.

     If we are acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person, or if 50% or more of our assets or assets representing 50% or more of our earning power are sold to an acquiring person or an affiliate or associate of an acquiring person, each right will entitle its holder, other than rights beneficially owned by such acquiring person, to purchase, for the purchase price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the purchase price.

     Any rights that are at any time beneficially owned by an acquiring person, or any affiliate or associate of an acquiring person, will be null and void and nontransferable, and any holder of any such right will be unable to exercise or transfer any such right.

  Redemption

     At any time prior to the earlier of (i) such time as a person or group becomes an acquiring person and (ii) the expiration date, our board of directors may redeem the rights in whole, but not in part, at a price of $.001 per right, which amount shall be subject to adjustment as provided in the rights agreement. Immediately upon the action of our board of directors ordering the redemption of the rights, and without any further action and without any notice, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

     In addition, at any time after there is an acquiring person, our board of directors may elect to exchange each right for consideration per right consisting of one common share, subject to adjustment.

  Amendment

     At any time prior to the distribution date, we may, without the approval of any holder of any rights, supplement or amend any provision of the rights agreement, including the date on which the expiration date or distribution date shall occur, the definition of acquiring person or the time during which the rights may be redeemed, except that no supplement or amendment shall be made which reduces the redemption price other than under certain adjustments therein.

  Certain Effects of the Rights Plan

     The rights plan is designed to protect our shareholders in the event of unsolicited offers to acquire us and other coercive takeover tactics which, in the opinion of our board of directors, could impair its ability to represent shareholder interests. The provisions of the rights plan may render an unsolicited takeover of us more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer our shareholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our shareholders.

  ANTI-TAKEOVER EFFECTS OF ARTICLES OF INCORPORATION, CODE OF REGULATIONS AND THE OHIO GENERAL CORPORATION LAW

     There are provisions in our amended articles of incorporation and code of regulations, and the Ohio Revised Code that could discourage potential takeover attempts. They could also make it more difficult for shareholders to change management. These provisions could adversely affect the market price of our shares. These provisions include:

     Staggered Board. Our board of directors is divided into three classes, with regular three-year staggered terms. This classification system increases the difficulty of replacing a majority of the directors and may tend to discourage a third-party from making a tender offer or otherwise attempting to gain control of us. In addition, under Ohio law, directors of a corporation with a classified board may be removed only for cause. These factors may maintain the incumbency of our board of directors.

     Supermajority Voting Provisions. The following provisions in our code of regulations may not be repealed or amended without the vote of the holders of not less than the applicable percentage of our total voting power:

     - number, election, classification and nomination of directors (80%); and

     - shareholder action by written consent to amend the code of regulations (66 2/3%).

     Article Seventh of our amended articles of incorporation provides that the following proposals require the approval of two-thirds of our voting power:

     - a merger, consolidation or acquisition as a result of which existing shareholders would hold less than two-thirds of our voting power, or of the surviving or new corporation, immediately after the consummation of the transaction; and

     - a sale of substantially all of our assets.

     Article Eighth of our amended articles requires the affirmative vote of at least 80% of our voting power to effect a merger or consolidation involving us, or a sale, lease or exchange of substantially all of our assets, where the other party to the transaction (including its affiliates and associates) is a holder of 5% or more of the outstanding shares of any class of our stock entitled to vote at a meeting called to consider such a transaction. Our board of directors, voting in good faith, is required to make a determination as to whether the proposed transaction requires an 80% vote of our shareholders. The requirement for approval by an 80% vote shall not be applicable to proposals which received the approval of our board of directors prior to the acquisition of the 5% share interest of the other party, provided, however, with respect to such transactions there has been a disclosure to all shareholders of any inducements offered to our directors and officers which are not extended to all shareholders.

     Merger Moratorium Statute. We are an issuing public corporation under Ohio law. Chapter 1704 of the Ohio Revised Code governs transactions between an issuing public corporation and

     - an "interested shareholder," which, generally means someone who becomes a beneficial owner of 10% or more of the shares of the corporation without the prior approval of the board of directors of the corporation; and

     - persons affiliated or associated with an interested shareholder.

     For at least three years after an interested shareholder becomes such, the following transactions are prohibited if they involve both the issuing public corporation and either an interested shareholder or anyone affiliated or associated with an interested shareholder:

     - the disposition or acquisition of any interest in assets;

     - mergers, consolidations, combinations and majority share acquisitions;

     - voluntary dissolutions or liquidations; and

     - the issuance or transfer of shares or any rights to acquire shares in excess of 5% of the outstanding shares.

     If, before a person becomes an interested shareholder, the board of directors of the corporation approves the transaction by which the person would become an interested shareholder, then the prohibition imposed by Chapter 1704 does not apply. This prohibition continues indefinitely after the initial three-year period unless the transaction is approved by the requisite vote of the shareholders or satisfies statutory conditions relating to the fairness of consideration received by shareholders, other than the interested shareholder.

     The Merger Moratorium Statute does not apply to a corporation whose articles of incorporation or code of regulations contain provisions opting out of it. We have not opted out of the application of the Merger Moratorium Statute.

     Control Share Acquisition Act. Section 1701.831 of the Ohio Revised Code, known as the Control Share Acquisition Act, provides that certain notice and informational filings and special shareholder meetings and voting procedures must occur prior to completion of a proposed "control share acquisition." "Control share acquisition" is defined as any acquisition of an issuer's shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

     - one-fifth or more but less than one-third of the voting power of the issuer in the election of directors;

     - one-third or more but less than a majority of the voting power of the issuer in the election of directors; or

     - a majority or more of the voting power of the issuer in the election of directors.

     Assuming compliance with the notice and information filing requirements prescribed by the statute, the proposed control share acquisition may take place only if the acquisition is approved by both:

     - a majority of the voting power of the issuer represented at a special shareholder's meeting; and

     - a majority of the voting power remaining after excluding the combined voting power of the intended acquirer, directors of the issuer who are also employees and officers of the issuer and persons that acquire specified amounts of shares after the public disclosure of the proposed control share acquisition.

     The Control Share Acquisition Act does not apply to a corporation whose articles of incorporation or code of regulations contain provisions opting out of it. We have not opted out of the application of the Control Share Acquisition Act.

     Other Provisions of Ohio Law. In addition to the Merger Moratorium Statute and the Control Share Acquisition Act, other provisions of Ohio law:

     - provide a corporation, or in certain circumstances the shareholder of the corporation, a cause of action to recover profits realized under certain circumstances by persons who dispose of securities of a corporation within 18 months of proposing to acquire such corporation; and

     - impose advance filing and notice requirements for tenders of more than 10% of certain Ohio corporations.

  LIMITATIONS ON LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Under Ohio law, Ohio corporations may indemnify directors from liability if the director acted in good faith and in a manner reasonably believed by the director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the director had no reason to believe his or her action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (1) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification or (2) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of Ohio law require indemnification of a director who has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director of the corporation. The indemnification authorized by Ohio law is not exclusive and is in addition to any other rights granted to directors under the articles of incorporation or regulations of the corporation or to any agreement between the directors and the corporation.

     Our indemnification arrangements are set forth in our regulations. Article Sixth of the regulations provides that we shall indemnify any person against expenses and liability actually imposed upon or reasonably incurred by such person in connection with the defense of either any action, suit or proceeding to which he or she may be a party defendant or any claim of liability asserted against such person by reason of the fact that he or she is or was our director or he or she is or was serving at our request as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his action was unlawful.

     With respect to actions brought by us or in our right to procure a judgment in our favor, we are not required to indemnify any director or officer in any matter in which he is adjudged to be liable by reason of negligence or misconduct in the performance of his duties as such director or officer unless the court determines that the person is fairly and reasonably entitled to such indemnity.

     In addition, unless ordered by a court, indemnification shall be made by us only as authorized in the specific case upon a determination that indemnification of the director is proper. This determination is made by (i) a majority vote of a quorum of directors who are not party to or threatened with the action, (ii) independent legal counsel, (iii) the shareholders or (iv) a court. The indemnification provided for in our regulations is not exclusive of any other rights to which a director may be entitled to under our articles or regulations, any agreement, any insurance purchased by us, any vote of shareholders or otherwise. We have also entered into indemnity agreements under which we have agreed, among other things, to indemnify our directors to the maximum extent then authorized or permitted by our code of regulations or Ohio law.

  TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for our common shares is National City Bank. Its address is 1900 E. 9th Street, Cleveland, Ohio 44114, and its telephone number is (800) 622-6757.

  LISTING

     Our common shares have been approved for quotation on the New York Stock Exchange under the trading symbol "RPM".

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities (as defined below) sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

     The Debt Securities will be issued under an indenture (the "Indenture") between us and The Bank of New York (the "Trustee"). As used in this prospectus, "Debt Securities" means the debentures, notes, bonds and other evidences of indebtedness that we issue and the Trustee authenticates and delivers under the Indenture.

     We have summarized certain terms and provisions of the Indenture in this section. The summary is not complete. We have also filed the form of the Indenture as an exhibit to the registration statement that included this prospectus. You should read the form of Indenture for additional information before you buy any Debt Securities. The summary that follows includes references to section numbers of the Indenture so that you can more easily locate these provisions. Capitalized terms used but not defined in this summary have the meanings specified in the Indenture.

GENERAL

     The Debt Securities will be our direct unsecured obligations. The Indenture does not limit the amount of Debt Securities that we may issue and permits us to issue Debt Securities from time to time. Debt Securities issued under the Indenture will be issued as part of a series that has been established by us pursuant to the Indenture (Section 2.01(b)). Unless a prospectus supplement relating to Debt Securities states otherwise, the Indenture and the terms of the Debt Securities will not contain any covenants designed to afford holders of any Debt Securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the Debt Securities.

     A prospectus supplement relating to a series of Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title and type of the Debt Securities;

     - any limit on the total principal amount of the Debt Securities;

     - the price at which the Debt Securities will be issued;

     - the date or dates on which the principal of and premium, if any, on the Debt Securities will be payable;

     - the maturity date of the Debt Securities;

     - if the Debt Securities will bear interest, and if so:

      - the interest rate on the Debt Securities,

      - the date from which interest will accrue,

      - the record and interest payment dates for the Debt Securities or the method of determining such rate,

      - the first interest payment date, and

      - any circumstances under which we may defer interest payments;

     - if the amount of principal, interest or premium, if any, with respect to the Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

     - any optional conversion provisions that would permit us or the Holders (as defined below) of Debt Securities to elect to convert the Debt Securities prior to their final maturity;

     - any optional redemption provisions that would permit us or the Holders (as defined below) of Debt Securities to elect redemption of the Debt Securities prior to their final maturity;

     - any sinking fund or analogous provisions that would obligate us to redeem, purchase or repay the Debt Securities prior to their final maturity;

     - the currency or currencies in which the Debt Securities will be denominated and payable, if other than U.S. dollars;

     - any provisions that would permit us or the Holders of the Debt Securities to elect the currency or currencies in which the Debt Securities are paid;

     - whether the Debt Securities will be subordinated to our other debt;

     - any changes to or additional Events of Default (as defined below);

     - any changes to or additional covenants or provisions to the Indenture;

     - whether the Debt Securities will be issued in whole or in part in the form of Global Securities and, if so, the Depositary for those Global Securities (a "Global Security" means a Debt Security that we issue in accordance with the Indenture to represent all or part of a series of Debt Securities);

     - any material United States federal income tax consequences of the Debt Securities; and

     - any other terms of the Debt Securities (which terms shall not be prohibited by the provisions of the Indenture).

     A "Holder" means the person in whose name a particular Security is registered in the Security Register (Section 1.01).

PAYMENT AND TRANSFER

     In the prospectus supplement, we will designate a "Place of Payment" where you can receive payment of the principal of and any premium and interest on the Debt Securities or transfer the Debt Securities. There will be no service charge for any registration of transfer or exchange of the Debt Securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Debt Securities.

     All funds which we pay to any paying agent for the payment of principal, interest or premium, if any, with respect to the Debt Securities that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to us, and the holders of such Debt Securities will thereafter look only to us for payment thereof.

GLOBAL SECURITIES

     A Global Security is a Debt Security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding Debt Securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due and interest rate or method of determining interest. A Global Security will be deposited with, or on behalf of, a depository, which will be identified in the prospectus supplement relating to such Debt Securities.

DENOMINATIONS

     Unless the prospectus supplement states otherwise, the Debt Securities will be issued only in registered form, without coupons, in denominations of $1,000 each, or multiples of $1,000.

ORIGINAL ISSUE DISCOUNT

     Debt Securities may be issued under the Indenture as Original Issue Discount Securities and sold at a substantial discount below their stated principal amount. If a Debt Security is an "Original Issue Discount Security," that means that an amount less than the principal amount of the Debt Security will be due and payable upon a declaration of acceleration of the maturity of the Debt Security pursuant to the Indenture (Section 1.01). The prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any Original Issue Discount Securities.

CONSOLIDATION, MERGER OR SALE OF ASSETS


     The Indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets to another corporation or corporations. These transactions are permitted if:



     - the resulting or acquiring corporation or corporations (if other than us) assumes all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the Debt Securities and performance of the covenants in the Indenture; and


     - immediately after the transaction, no Event of Default exists.


     If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indenture, the resulting or acquiring corporation or their parent will be substituted for us in the Indenture with the same effect as if it had been an original party to the Indenture. As a result, the successor corporation may exercise our rights and powers under the Indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the Indenture and under the Debt Securities (Sections 11.01(a) and (b)).


MODIFICATION AND WAIVER

     Under the Indenture, certain of our rights and obligations and certain of the rights of Holders of the Debt Securities may be modified or amended with the consent of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series of Debt Securities affected by the modification or amendment. The following modifications and amendments will not be effective against any Holder without its consent:

     - a change in the stated maturity date of any payment of principal or interest;

     - a reduction in the principal amount, change in the rate of interest or any premium payable upon redemption;

     - a reduction in the principal amount of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity of a Debt Security pursuant to the Indenture;

     - a change in the Place of Payment or currency in which any payment on the Debt Securities is payable;

     - a limitation of a Holder's right to sue us for the enforcement of certain payments due on the Debt Securities;

     - a reduction in the percentage of outstanding Debt Securities required to consent to a modification, waiver or amendment of the Indenture; and

     - a modification of any of the foregoing requirements or a reduction in the percentage of outstanding Debt Securities required to waive compliance with certain provisions of the Indenture or to waive certain defaults under the Indenture (Section 10.02).

EVENTS OF DEFAULT

     The term "Event of Default" when used in the Indenture with respect to any series of Debt Securities, means any of the following:

     - failure to pay interest on any Debt Security of that series when due, and continuance of such default for a period of 30 days;

     - failure to pay the principal of or any premium on any Debt Security of that series when due;

     - failure to make any sinking fund payment when due;

     - failure to perform any other covenant in the Indenture that applies to Debt Securities of that series for 60 days after we have received written notice of the failure to perform in the manner specified in the Indenture;


     - default in payment relating to any Indebtedness (the unpaid principal amount of which is not less than the greater of $50 million or 10% of consolidated shareholders' equity) which continues beyond any grace period provided with respect thereto and results in such Indebtedness becoming due prior to its stated maturity or occurs at the final maturity of such Indebtedness;


     - certain events in bankruptcy, insolvency or reorganization; or

     - any other Event of Default that may be specified for the Debt Securities of that series when that series is created. (Section 8.01(a))

     If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If such a declaration occurs, the Holders of a majority of the aggregate principal amount of the outstanding Debt Securities of that series can, subject to certain conditions, rescind the declaration (Section 8.01(b) and (c)).

     The prospectus supplement relating to each series of Debt Securities that are Original Issue Discount Securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of such series when an Event of Default occurs and continues.

     An Event of Default for a particular series of Debt Securities does not necessarily constitute an event of Default for any other series of Debt Securities issued under the Indenture. The Indenture requires us to file an Officers' Certificate with the Trustee each fiscal year that states that certain defaults do not exist under the terms of the Indenture (Section 6.08).


     Other than its duties in the case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any Holders, unless the Holders offer the Trustee indemnification satisfactory to the Trustee (Section 9.02(e)). If such indemnification is provided, then, subject to certain other rights of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series may, with respect to the Debt Securities of that series, direct the time, method and place of:


     - conducting any proceeding for any remedy available to the Trustee; or

     - exercising any trust or power conferred upon the Trustee (Section 8.06).

     The Holder of a Debt Security of any series will have the right to begin any proceeding with respect to the Indenture or for any remedy only if:

     - the Holder has previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series;

     - the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made a written request of, and offered satisfactory indemnification to, the Trustee to begin such proceeding;


     - the Trustee has not started such proceeding within 60 days after receiving the request; and

     - the Trustee has not received directions inconsistent with such request from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series during those 60 days (Section 8.04).

     However, the Holder of any Debt Security will have an absolute right to receive payment of principal of and any premium and interest on the Debt Security when due and to institute suit to enforce such payment (Section 8.09).

                            DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of debt securities or common shares. Warrants may be issued independently or together with debt securities or common shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

DEBT WARRANTS

     The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
(e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the antidilution provisions of such debt warrants, if any;
(o) the redemption or call provisions, if any, applicable to such debt warrants; and (p) any additional terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

STOCK WARRANTS

     The prospectus supplement relating to any particular issue of common share warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any;
(c) the aggregate number of such warrants; (d) the designation and terms of the common shares purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of common shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable, (k) if applicable, a discussion of material United States federal income tax considerations; (l) the antidilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; and (n) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                  DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of our common shares (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per common share and the number of common shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

     The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

     - our debt securities; or

     - debt obligations of third parties, including U.S. Treasury securities;

securing the holders' obligations to purchase the common shares under the stock purchase contracts.

     The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the securities offered therein.

     Our company may sell securities directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. Each prospectus supplement will describe the terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. In addition, each prospectus supplement will describe any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents and the securities exchange or exchanges, if any, on which such securities will be listed. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

     If so indicated in the applicable prospectus supplement, we will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include, among others:

     - commercial and savings banks;

     - insurance companies;

     - pension funds;

     - investment companies;

     - educational and charitable institutions.

     In all cases, such institutions must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (ii) if the securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased such securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

     Any underwriter or agent participating in the distribution of the securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold and any discounts or commissions received by them, and any profit realized by them on the same or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

     Certain of any such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

     Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange, except for the common shares, which are listed on the New York Stock Exchange, and any underwriters or dealers will not be obligated to make a market in the securities. We cannot predict the activity or liquidity of any trading in the securities.

                             VALIDITY OF SECURITIES

     The validity of the securities offered hereby will be passed upon for us by Calfee, Halter & Griswold LLP, Cleveland, Ohio. Any underwriters will be represented by their own legal counsel.

                                    EXPERTS

     Ciulla, Smith & Dale LLP, independent auditors, have audited our consolidated financial statements and schedule incorporated by reference or included in our annual report on Form 10-K for the year ended May 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ciulla, Smith & Dale LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts are estimated except the SEC registration fee:


SEC registration fee........................................   $ 27,600
Legal fees and expenses.....................................     80,000
Trustee fees and expenses...................................     10,000
Accounting fees and expenses................................     20,000
Stock Exchange fees.........................................     15,000
Printing expenses...........................................     25,000
Miscellaneous...............................................     12,000
                                                               --------
Total.......................................................   $189,600
                                                               ========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation's best interests.

     Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles of incorporation, code of regulations or by contract except with respect to the advancement of expenses of directors.

     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

     Article VI of the Registrant's Amended Code of Regulations provides for the indemnification of directors and officers against certain liabilities, to the maximum amount permitted by Ohio law. The Registrant has purchased a Directors and Officers Liability Insurance Policy, which insures the directors and officers of the Company against certain liabilities incurred in the performance of their duties.

     The Registrant has entered into Indemnification Agreements with each of its directors and officers providing for additional indemnification protection beyond that provided by the Directors and Officers Liability Insurance Policy. In the Indemnification Agreements, the Registrant has agreed, subject to certain exceptions, to indemnify and hold harmless the director or officer to the maximum extent then authorized or permitted by the provisions of the Company's Code of Regulations, the Ohio Revised Code, or by any amendment(s) thereto.

ITEM 16. EXHIBITS

     See Exhibit Index.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 12th day of February, 2002.


                                          RPM, INC.


                                          BY:     /s/ P. KELLY TOMPKINS

                                             -----------------------------------

                                                      P. Kelly Tompkins


                                                       Vice President,


                                                General Counsel and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on this 12th day of February, 2002.



                   SIGNATURE                                             TITLE
                   ---------                                             -----



                       *
------------------------------------------------     Chairman of the Board of Directors and Chief
               Thomas C. Sullivan                   Executive Officer (Principal Executive Officer)




                       *
------------------------------------------------
                James A. Karman                         Vice Chairman of the Board of Directors




                       *
------------------------------------------------
               Frank C. Sullivan                   President, Chief Operating Officer and a Director




                       *                              Vice President, Chief Financial Officer and
------------------------------------------------    Controller (Principal Financial and Accounting
               Robert L. Matejka                                       Officer)




                       *
------------------------------------------------
                 Max D. Amstutz                                        Director




                       *
------------------------------------------------
               Edward B. Brandon                                       Director




                       *
------------------------------------------------
                 Lorrie Gustin                                         Director




                       *
------------------------------------------------
                E. Bradley Jones                                       Director




                       *
------------------------------------------------
                Donald K. Miller                                       Director




                       *
------------------------------------------------
             William A. Papenbrock                                     Director

                   SIGNATURE                                             TITLE
                   ---------                                             -----




                       *
------------------------------------------------
                Albert B. Ratner                                       Director




                       *
------------------------------------------------
               Jerry Sue Thornton                                      Director




                       *
------------------------------------------------
               Joseph P. Viviano                                       Director


*P. Kelly Tompkins, by signing his name hereto, does hereby execute this amendment no. 1 to the registration statement on behalf of the directors and officers of RPM, Inc. indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers, which are filed with the Securities and Exchange Commission on behalf of such directors and officers.



/s/ P. KELLY TOMPKINS

------------------------------------------------

P. Kelly Tompkins


Attorney-in-fact

                                   RPM, INC.

                                 EXHIBIT INDEX


EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
  **1.1       Form of Equity Underwriting Agreement.
  **1.2       Form of Debt Underwriting Agreement.
    3.1       Amended Articles of Incorporation, as amended, which is
              incorporated herein by reference to Exhibit 4.1 to the
              Company's Registration Statement on Form S-3 as filed with the Commission on January 6, 1997.
    3.2       Amended Code of Regulations, which is incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on
              Form 10-K for the fiscal year ended May 31, 2001.
    4.1       Specimen Certificate of Common Shares, without par value, of
              RPM, Inc., which is incorporated herein by reference to
              Exhibit 4.1 to the Company's Annual Report on Form 10-K for
              the fiscal year ended May 31, 1998.
    4.2       Specimen Note Certificate for 7.0% Senior Notes Due 2005,
              which is incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4 as filed
              with the Commission on August 3, 1995.
    4.3       Specimen Note Certificate of Liquid Asset Notes With Coupon
              Exchange ("LANCEs(SM)") Due 2008, which is incorporated
              herein by reference to Exhibit 4.3 to the Company's Annual
              Report on Form 10-K for the fiscal year ended May 31, 1998.
    4.4       Rights Agreement by and between RPM, Inc. and Harris Trust and Savings Bank dated as of April 28, 1999, which is
              incorporated herein by reference to Exhibit 4.1 to the
              Company's Registration Statement on Form 8-A as filed with the Commission on May 11, 1999.
    4.4.1     Amendment to Rights Agreement dated December 18, 2000 by and among the Company, Computershare Investor Services (formerly
              Harris Trust and Savings Bank) and National City Bank, which is incorporated herein by reference to Exhibit 4.4.1 to the
              Company's Annual Report on Form 10-K for the fiscal year
              ended May 31, 2001.
    4.5       Indenture, dated as of June 1, 1995, between RPM, Inc. and
              The First National Bank of Chicago, as trustee, with respect to the 7.0% Senior Notes Due 2005, which is incorporated
              herein by reference to Exhibit 4.5 to the Company's
              Registration Statement on Form S-4 as filed with the
              Commission on August 3, 1995.
    4.6       First Supplemental Indenture, dated as of March 5, 1998 to the Indenture dated as of June 1, 1995, between RPM, Inc.
              and The First National Bank of Chicago, as trustee, with
              respect to the Liquid Asset Notes with Coupon Exchange
              ("LANCEs(SM)") due 2008, which is incorporated herein by
              reference to Exhibit 4.6 to the Company's Annual Report on
              Form 10-K for the fiscal year ended May 31, 1998.
    4.7       Form of Indenture between RPM, Inc. and The Bank of New
              York, as trustee.
  **4.8       Form of Warrant Agreement.
  **4.9       Form of Note.
  **4.10      Form of Stock Purchase Contact (including form of stock
              purchase contract certificate) and, if applicable, Pledge
              Agreement.
  **4.11      Form of Unit Agreement (including form of unit certificate).
    5.1       Opinion of Calfee, Halter & Griswold LLP.
  *12.1       Statement regarding computation of ratio of earnings to
              fixed charges.
   23.1       Consent of Calfee, Halter & Griswold LLP (included in
              Exhibit 5.1).
   23.2       Consent of Ciulla, Smith & Dale LLP.
  *24.1       Power of Attorney.
   24.2       Powers of Attorney for directors Max D. Amstutz and Joseph
              P. Viviano.
   25.1       Statement of Eligibility of Trustee.


---------------


 * Previously filed.


** To be filed as an exhibit to a Current Report on Form 8-K to be filed by the Company in connection with a specific offering.